Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Mackie Designs Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James T. Engen and Tim O’Neil, Chief Executive Officer and Chief Financial Offier, respectively, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: August 14, 2003	By:	/s/ James T. Engen
James T. Engen
President and Chief Executive Officer

/s/ Tim O’Neil
Tim O’Neil
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Mackie Designs Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.